                                                                   EXHIBIT 4.1


  [NUMBER]          [SUNBELT AUTOMOTIVE GROUP, INC. LOGO]       [SHARES]


COMMON STOCK                                            [CUSIP 86707P 10 9]

         INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA   SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS


THIS CERTIFIES THAT


is the registered holder of


    FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE OF Sunbelt Automotive Group, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/                                         /s/

              Secretary                              President


COUNTERSIGNED AND REGISTERED    [SEAL]             TRANSFER AGENT
                                                    AND REGISTRAR,

BY                                                AUTHORIZED OFFICER